                                    EXHIBIT 10.8

                 Form of Executive Salary Continuation Agreement (Jaqua)
                                      between
                                TBOH and ________
                          dated March 22, 1995, as amended

                       EXECUTIVE SALARY CONTINUATION AGREEMENT

This Agreement is made and entered into this 22nd day of March, 1995, by and between The Bank of Hemet, a banking corporation organized under the laws of the State of California (the "Employer"), and __________________, an individual residing in the State of California (hereinafter referred to as the "Executive").

                                       RECITALS

WHEREAS, the Executive is an employee of the Employer and is serving as its President and Chief Executive Officer;

WHEREAS, the Executive's experience and knowledge of the affairs of the Employer and the banking industry are extensive and valuable;

WHEREAS, it is deemed to be in the best interests of the Employer to provide the Executive with certain salary continuation benefits, on the terms and conditions set forth herein, in order to reasonably induce the Executive to remain in the Employer's employment; and

WHEREAS, the Executive and the Employer wish to specify in writing the terms and conditions upon which this additional compensatory incentive will be provided to the Executive, or to the Executive's spouse or the Executive's designated beneficiaries, as the case may be;

NOW, THEREFORE, in consideration of the services to be performed in the future, as well as the mutual promises and covenants contained herein, the Executive and the Employer agree as follows:

                                      AGREEMENT

1.     TERMS AND DEFINITIONS.

       1.1. ADMINISTRATOR. The Employer shall be the "Administrator" and, solely for the purposes of ERISA, the "fiduciary" of this Agreement where a fiduciary is required by ERISA.

       1.2. ANNUAL BENEFIT. The term "Annual Benefit" shall mean an annual sum of __________________ ($_______) multiplied by the Applicable
Percentage (defined below) and then reduced to the extent required: (i) under the other provisions of this Agreement; (ii) by reason of the lawful order of any regulatory agency or body having jurisdiction over the Employer; and (iii) in order for the Employer to properly comply with any and all applicable state and federal laws, including, but not limited to, income, employment and disability income tax laws (e.g., FICA, FUTA, SDI).

       1.3. APPLICABLE PERCENTAGE. The term "Applicable Percentage" shall mean that percentage listed on Schedule "A" attached hereto which is adjacent to the number of complete years (with a "year" being the performance of personal services for or on behalf of the Employer as an employee for a period of 365 days) which have elapsed starting from the Effective Date of this Agreement and ending on the date the Executive's employment with the Employer terminates for purposes of this Agreement. In the event the Executive's employment with the Employer is terminated other than by reason of death, disability, termination for cause or Retirement on the part of the Executive, the Executive shall be deemed for purposes of determining the number of complete years to have completed a year of service in its entirety for any partial year of service after the last anniversary date of the Effective Date during which the Executive's employment is terminated, provided that in no event shall the Executive be deemed to have completed a year of service for any partial year if the partial year occurs prior to the anniversary date of this Agreement.

       1.4. BENEFICIARY. The term "beneficiary" or "designated beneficiary" shall mean the person or persons whom the Executive shall designate in a valid Beneficiary Designation, a copy of which is attached hereto as Exhibit "B", to receive the benefits provided hereunder. A Beneficiary Designation shall be valid only if it is in the form attached hereto and made a part hereof and is received by the Administrator prior to the Executive's death.

       1.5. THE CODE. The "Code" shall mean the Internal Revenue Code of 1986, as amended (the "Code").

       1.6. DISABILITY/DISABLED. The term "Disability" or "Disabled" shall have the same meaning given such term in the principal disability insurance policy covering the Executive, which is incorporated herein by reference. In the event the Executive is not covered by a disability policy containing a definition of "Disability" or "Disabled," these terms shall mean an illness or incapacity which, having continued for a period of one hundred and eighty (180) consecutive days, prevents the Executive from adequately performing the Executive's regular employment duties. The determination of whether the Executive is Disabled shall be made by an independent physician selected by mutual agreement of the parties.

       1.7. EFFECTIVE DATE. The term "Effective Date" shall mean the date upon which this Agreement was entered into by the parties, as first written above.

       1.8.   ERISA.  The term "ERISA" shall mean the Employee.
Retirement Income Security Act of 1974, as amended.

       1.9. PLAN YEAR. The term "Plan Year" shall mean the Employer's calendar year.

       1.10. RETIREMENT. The term "Retirement" or "Retires" shall refer to the date which Executive attains the age of at least 65 and which the Executive acknowledges in writing to the Employer to be the last day he will provide any significant personal services, whether as an employee, director or independent consultant or contractor, to the Employer. For purposes of this Agreement, the phrase "significant personal services" shall mean more than ten (10) hours of personal services rendered to one or more individuals or entities in any thirty (30) day period.

       1.11 SALE OF BUSINESS. The term "Sale of Business" shall mean any (i) merger, consolidation or reorganization of the Employer in which (A) the Employer does not survive or (B) the Employer survives with a resulting change in beneficial ownership of the Employer of more than 50% of the voting shares of the Employer, (ii) sale of more than 50% of the beneficial ownership of the voting shares of the Employer to any person or group of persons acting in concert, or (iii) transfer or sale of more than 50% of the total market value of the assets of Employer as reflected in the most recent published balance sheet of the Employer.

       1.12. SURVIVING SPOUSE. The term "Surviving Spouse" shall mean the person, if any, who shall be legally married to the Executive on the date of the Executive's death.

2.     SCOPE, PURPOSE AND EFFECT.

       2.1. CONTRACT OF EMPLOYMENT. Although this Agreement is intended to provide the Executive with an additional incentive to remain in the employ of the Employer, this Agreement shall not be deemed to constitute a contract of employment between the Executive and the Employer nor shall any provision of this Agreement restrict or expand the right of the Employer to terminate the Executive's employment. This Agreement shall have no impact or effect upon any separate written employment agreement which the Executive may have with the Employer, it being the parties' intention and agreement that unless this Agreement is specifically referenced in said employment agreement (or any modification thereto), this Agreement (and the Employer's obligations hereunder) shall stand separate and apart and shall have no effect upon, nor be affected by, the terms and provisions of said employment agreement.

       2.2. FRINGE BENEFIT. The benefits provided by this Agreement are granted by the Employer as a fringe benefit to the Executive and are not a part of any salary reduction plan or any arrangement deferring a bonus or a salary increase. The Executive has no option to take any current payments or bonus in lieu of the benefits provided by this Agreement.

3.     PAYMENTS UPON OR AFTER RETIREMENT.

       3.1. PAYMENTS UPON RETIREMENT. If the Executive shall remain in the continuous employment of the Employer until Retirement, the Executive shall be entitled to be paid the Annual Benefit with the Applicable Percentage at 100%, for a period of fifteen (15) years, in One Hundred Eighty (180) equal monthly installments, with each installment to be paid on the first day of each month, beginning with the month following the month in which the Executive Retires or upon such later date as may be mutually agreed upon by the

Executive and the Employer in advance of said Retirement date. At the Employer's sole and absolute discretion, the Employer may increase the Annual Benefit as and when the Employer determines the same to be appropriate in order to reflect a substantial change in the cost of living. Notwithstanding anything contained herein to the contrary, the Employer shall have no obligation hereunder to make any such cost-of-living adjustment.

       3.2. PAYMENTS IN THE EVENT OF DEATH AFTER RETIREMENT. The Employer agrees that if the Executive Retires, but shall die before receiving all of the One Hundred Eighty (180) monthly payments described in paragraph 3.1 above, the Employer will make the remaining monthly payments, undiminished and on the same schedule as if the Executive had not died, to the Executive's designated beneficiary. If a valid Beneficiary Designation is not in effect, then the remaining amounts due to the Executive under the term of this Agreement shall be paid to the Executive's Surviving Spouse. If the Executive leaves no Surviving Spouse, the remaining amounts due to the Executive under the terms of this Agreement shall be paid to the duly qualified personal representative, executor or administrator of the Executive's estate.

4.     PAYMENTS IN THE EVENT DEATH OR
       DISABILITY OCCURS PRIOR TO RETIREMENT.

       4.1. PAYMENTS IN THE EVENT OF DEATH PRIOR TO RETIREMENT. In the event the Executive should die while actively employed by the Employer at any time after the Effective Date of this Agreement, the Employer agrees to pay the Annual Benefit with the Applicable Percentage at 100% for a period of fifteen (15) years in One Hundred Eighty (180) equal monthly installments, with each installment to be paid on the first of each month beginning with the month following the Executive's death, to the Executive's designated beneficiary.

If a valid Beneficiary Designation is not in effect, then the amounts due to the Executive under the terms of this Agreement shall be paid to the Executive's Surviving Spouse. If the Executive leaves no Surviving Spouse, the amounts due to the Executive under the terms of this Agreement shall be paid to the duly qualified personal representative, executor or administrator of the Executive's estate.

       4.2. PAYMENTS IN THE EVENT OF DISABILITY PRIOR TO RETIREMENT. In the event the Executive becomes Disabled while actively employed by the Employer at any time after the date of this Agreement but prior to Retirement, the Executive shall: (i) continue to be treated during such period of Disability as being gainfully employed by the Employer but shall not add applicable years of service for the purpose of determining the Annual Benefit; and (ii) be entitled to be paid the Annual Benefit, as set forth on Schedule "A", for fifteen (15) years, as determined by the applicable years of service at the time of disability, as defined above, in One Hundred Eighty
(180) equal monthly installments, with each installment to be paid on the first day of each month, beginning with the month following the earlier of
(1) the month in
which the Executive attains sixty-five (65) years of age; or (2) the date upon which the Executive is no longer entitled to receive Disability benefits under the Executive's principal Disability insurance policy and does not, at such time, return to and thereafter fulfill the responsibilities associated with the employment position held with the Employer prior to becoming Disabled by reason of such Disability continuing. Notwithstanding the foregoing, in the event the Executive should die while actively or gainfully employed by the Employer at any time after the Effective Date of this Agreement and prior to attaining the age of sixty-five (65) years of age, the payments provided in Paragraph 4.1 shall be paid in lieu of the payments provided in this Paragraph 4.2, provided that the Executive or his legal representative shall have not elected to take the benefits provided by Paragraph 5 and payments provided for in this Paragraph 4.2 have not commenced.

5.     PAYMENTS IN THE EVENT EMPLOYMENT IS TERMINATED FOR
       CAUSE OR EXECUTIVE VOLUNTARILY TERMINATES EMPLOYMENT.

As indicated in Paragraph 2 above, the Employer reserves the right to terminate the Executive's employment, with or without cause but subject to any written employment agreement which may then exist, at any time prior to the Executive's Retirement. In the event that the employment of the Executive shall be terminated prior to Executive attaining age 65 and either (i) for cause as defined in Executive's current employment agreement (or most current employment agreement if there is no current employment agreement), but in no event shall cause include death or disability or (ii) voluntarily on the part of Executive, Executive shall not be entitled to any benefits pursuant to this agreement.

       5.1 TERMINATION OF EXECUTIVE WITHOUT CAUSE. In the event the employment of Executive with Employer is (i) terminated without cause, (ii) terminated for cause after Executive attains age 65, or (iii) terminated voluntarily by Executive after Executive attains age 65, the Executive or his legal representative shall be entitled to be paid the Annual Benefit, as set forth in Schedule "A" for a period of fifteen (15) years, as determined by the applicable years of service at the time of the Executive's termination of employment with the Employer, in One Hundred Eighty (180) equal monthly installments, with each installment to be paid on the first day of each month, beginning with the month following the month in which the Executive terminates employment and attains sixty-five (65) years of age or the month following the Executive's death, whichever occurs first.

       5.2 TERMINATION IN A SALE OF BUSINESS. In the event there is a Sale of Business, the Executive shall be entitled to be paid in a lump sum the present value (using the annual discount rate equal to the annual interest rate of a ten year treasury bond) of the Annual Benefit for a period of fifteen (15) years with the Applicable Percentage being 100% to be paid on the first day of each month, beginning with the month following the month in which the Executive for any reason terminates employment with Employer or a successor of Employer after a Sale of Business.

6.     RIGHT OF THE EMPLOYER TO PAY A LUMP SUM.

The Employer shall at its sole and absolute discretion have the right to pay in a lump sum the then present value using a discount rate that is to be mutually agreed upon between the Employer and the Executive or the Executive's beneficiary of all payments vested and due the Executive or the Executive's beneficiary pursuant to this Agreement.

7.     NO OWNERSHIP RIGHTS TO THE EMPLOYER'S ASSETS.

The Employer reserves the right to determine, in its sole and absolute discretion, whether, to what extent and by what method, if any, to provide for the payment of the amounts which may be payable to the Executive, the Executive's spouse or the Executive's beneficiaries under the terms of this Agreement ("Benefits"). The rights of the Executive or any beneficiary of the Executive under this Agreement shall be solely those of an unsecured creditor of the Employer.

In the event that the Employer, in its sole and absolute discretion, elects to acquire an insurance policy, an annuity or any other asset to recoup the costs or any portion thereof of the Benefits, then such insurance policy, annuity or other asset shall not be deemed to be held under any trust for the benefit of the Executive or his beneficiaries or to be security for the performance of the obligations of the Employer under this Agreement, but shall be, and remain, a general unpledged, unrestricted asset of the Employer. The Executive and his beneficiaries shall have no rights whatsoever with respect to, or any claim against, any such insurance policy, annuity or other asset. In connection with the Employer electing to acquire any such insurance policy or annuity, the Executive agrees to cooperate to facilitate such acquisition, and pursuant thereto shall execute such documents and undergo such medical examinations or tests as the Employer may reasonably request.

8.     CLAIMS PROCEDURE.

The Employer shall, but only to the extent necessary to comply with ERISA, be designated as the named fiduciary under this Agreement and shall have authority to control and manage the operation and administration of this Agreement. Consistent therewith, the Employer shall make all determinations as to the rights to benefits under this Agreement. Any decision by the Employer denying a claim by the Executive, the Executive's spouse, or the Executive's beneficiary for Benefits under this Agreement shall be stated in writing and delivered or mailed, via registered or certified mail, to the Executive, the Executive's spouse or the Executive's beneficiary, as the case may be. Such decision shall set forth the specific reasons for the denial of a claim. In addition, the Employer shall provide the Executive, the Executive's spouse or the Executive's beneficiary with a reasonable opportunity for a full and fair review of the decision denying such claim.

9.     STATUS OF AN UNSECURED GENERAL CREDITOR.

Notwithstanding anything contained herein to the contrary: (i) neither the Executive, the Executive's spouse or the Executive's beneficiary shall have any legal or equitable rights, interests or claims in or to any specific property or assets of the Employer; (ii) none of the Employer's assets shall be held in or under any trust for the benefit of the Executive, the Executive's spouse or the Executive's beneficiary or held in any way as security for the fulfillment of the obligations of the Employer under this Agreement; (iii) all of the Employer's assets shall be and remain the general unpledged and unrestricted assets of the Employer; (iv) the Employer's obligation under this Agreement shall be that of an unfunded and unsecured promise by the Employer to pay money in the future; and (v) the Executive, the Executive's spouse and the Executive's beneficiary shall be unsecured general creditors with respect to any benefits which may be payable under the terms of this Agreement.

10.    COVENANT NOT TO INTERFERE.

The Executive agrees not to take any action which prevents the Employer from collecting the proceeds of any life insurance policy which the Employer may happen to own at the time of the Executive's death and of which the Employer is the designated beneficiary.

11.    MISCELLANEOUS.

       11.1. OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL. The Executive acknowledges that he has been afforded the opportunity to consult with independent counsel of his choosing regarding both the benefits granted to him under the terms of this Agreement and the terms and conditions which may affect the Executive's right to these benefits. The Executive further acknowledges that he has read, understands and consents to all of the terms and conditions of this Agreement, and that he enters into this Agreement with a full understanding of its terms and conditions.

       11.2. ARBITRATION OF DISPUTES. All claims, disputes and other matters in question arising out of or relating to this Agreement or the breach or interpretation thereof, other than those matters which are to be determined by the Employer in its sole and absolute discretion, shall be resolved by binding arbitration before a representative member, selected by the mutual agreement of the parties, of the Judicial Arbitration and Mediation Services, Inc. ("JAMS"), presently located at 500 North State College Boulevard, in Orange, California. In the event JAMS is unable or unwilling to conduct the arbitration provided for under the terms of this Paragraph, or has discontinued its business, the parties agree that a representative member, selected by the mutual agreement of the parties, of the American Arbitration Association ("AAA"), presently located at 2601 Main Street, in Irvine, California, shall conduct the binding arbitration referred to in this Paragraph. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with JAMS (or AAA, if necessary). In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. The arbitration shall be subject to such rules of procedure used or established by JAMS, or if there are none, the rules of procedure used or established by AAA. Any award rendered by JAMS or AAA shall be final and binding upon the parties, and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof. The obligation of the parties to arbitrate pursuant to this clause shall be specifically enforceable in accordance with, and shall be conducted consistently with, the provisions of Title 9 of Part 3 of the California Code of Civil Procedure. Any arbitration hereunder shall be conducted in Hemet, California, unless otherwise agreed to by the parties.

       11.3. ATTORNEYS' FEES. In the event of any arbitration or litigation concerning any controversy, claim or dispute between the parties hereto, arising out of or relating to this Agreement or the breach hereof, or the interpretation hereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees and costs incurred in connection therewith or in the enforcement or collection of any judgment or award rendered therein. The "prevailing party" means the party determined by the arbitrator(s) or court, as the case may be, to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered.

       11.4. NOTICE. Any notice required or permitted of either the Executive or the Employer under this Agreement shall be deemed to have been duly given, if by personal delivery, upon the date received by the party or its authorized representative; if by facsimile, upon transmission to a telephone number previously provided by the party to whom the facsimile is transmitted as reflected in the records of the party transmitting the facsimile and upon reasonable confirmation of such transmission; and if by mail, on the third day after mailing via U.S. first class mail, registered or certified, postage prepaid and return receipt requested, and addressed to the party at the address given below for the receipt of notices, or such changed address as may be requested in writing by a party.

IF TO THE EMPLOYER:

       THE BANK OF HEMET
       1600 EAST FLORIDA AVENUE
       HEMET, CALIFORNIA 92544
       ATTENTION:    JOHN J. McDONOUGH
                     CHAIRMAN OF THE BOARD
IF TO THE EXECUTIVE:


       ----------------------

       ----------------------

       ----------------------

       11.5. ASSIGNMENT. Neither the Executive, the Executive's spouse, nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, hypothecate, modify or otherwise encumber any part or all of the amounts payable hereunder, nor, prior to payment in accordance with the terms of this Agreement, shall any portion of such amounts be: (i) subject to seizure by any creditor of any such beneficiary, by a proceeding at law or in equity, for the payment of any debts, judgments, alimony or separate maintenance obligations which may be owed by the Executive, the Executive's spouse, or any designated beneficiary; or (ii) transferable by operation of law in the event of bankruptcy, insolvency or otherwise. Any such attempted assignment or transfer shall be void and shall terminate this Agreement, and the Employer shall thereupon have no further liability hereunder.

       11.6. BINDING EFFECT/MERGER OR REORGANIZATION. This Agreement shall be binding upon and inure to the benefit of the Executive and the Employer and, as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns. Accordingly, the Employer shall not merge or consolidate into or with another corporation, or reorganize or sell substantially all of its assets to another corporation, firm or person, unless and until such succeeding or continuing corporation, firm or person agrees to assume and discharge the obligations of the Employer under this Agreement. Upon the occurrence of such event, the term "Employer" as used in this Agreement shall be deemed to refer to such surviving or successor firm, person, entity or corporation.

       11.7. NONWAIVER. The failure of either party to enforce at any time or for any period of time any one or more of the terms or conditions of this Agreement shall not be a waiver of such term(s) or condition(s) or of that party's right thereafter to enforce each and every term and condition of this Agreement.

       11.8. PARTIAL INVALIDITY. If any term, provision, covenant or condition of this Agreement is determined by an arbitrator or a court, as the case may be, to be invalid, void or unenforceable, such determination shall not render any other term, provision, covenant or condition invalid, void or unenforceable, and the Agreement shall remain in full force and effect notwithstanding such partial invalidity.

       11.9. ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties with respect to the subject matter of this Agreement and contains all of the covenants and agreements between the parties with respect thereto. Each party to this Agreement acknowledges that no other representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not set forth herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding on either party.

       11.10. MODIFICATIONS. Any modification of this Agreement shall be effective only if it is in writing and signed by each party or such party's authorized representative.

       11.11. PARAGRAPH HEADINGS. The paragraph headings used in this Agreement are included solely for the convenience of the parties and shall not affect or be used in connection with the interpretation of this Agreement.

       11.12. NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

       11.13. GOVERNING LAW. The laws of the State of California, other than those laws denominated choice of law rules, and, where applicable, the rules and regulations of: (i) the California Superintendent of Banks; (ii) the Federal Deposit Insurance Corporation; (iii) the Board of Governors of Federal Reserve System; or (iv) any other regulatory agency or governmental authority having jurisdiction over the Employer, shall govern the validity, interpretation, construction and effect of this Agreement.

12.    ADDITIONAL LIMITATIONS ON THE AMOUNT OF THE ANNUAL BENEFIT.

The Executive acknowledges and agrees that the parties have entered into this Agreement based upon certain financial and tax accounting assumptions. Accordingly, with full knowledge of the potential consequences, the Executive agrees that, notwithstanding anything contained herein to the contrary: (i) the amount of the Annual Benefit shall be limited to that amount of the Annual Benefit (as determined without regard to this Paragraph) which will be deductible by the Employer under the Code in the year in which payment is to be made to the Executive; (ii) the Annual Benefit amount shall be deemed to be the last payment made to the Executive and the first for which an income tax deduction, if any, has been disallowed; and (iii) any compensatory amounts for which a deduction is denied to the Employer shall, at the Employer's election, serve to first reduce the Employer's obligation to make the Annual Benefit payments otherwise due and payable to the Executive under the terms of this Agreement. The Executive recognizes that, in this regard, limitations on deductibility may be imposed under, but not limited to, Code Section 280G.

Consistent with the foregoing, and in the event that any payment or benefit received or to be received by the Executive, whether payable pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Employer (together with the Annual Benefit, the "Total Payments"), will not be deductible (in whole or in part) as a result of Code Section 280G, the Annual Benefit shall be reduced until no portion of the Total Payments is nondeductible as a result of Section 28OG of the Code (or the Annual Benefit is reduced to zero (0)). For purposes of this limitation:

       (a) No portion of the Total payments, the receipt or enjoyment of which the Executive shall have effectively waived in writing prior to the date of payment of any future Annual Benefit payments, shall be taken into account;

       (b) No portion of the Total Payments shall be taken into account, which in the opinion of the tax counsel selected by the Employer and acceptable to the Executive, does not constitute a "parachute payment" with the meaning of
Section 28OG of the Code;

       (c) Future Annual Benefit payments shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clauses
(a) or (b) above in their entirety) constitute reasonable compensation for services actually rendered within the meaning of Section 280G of the Code, in the opinion of tax counsel referred to in clause (b) above; and

       (d) The value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Employer's independent auditors in accordance with the principles of Section 280G of the Code.

IN WITNESS WHEREOF, the Employer and the Executive have executed this Agreement on the date first above-written in the City of Hemet, Riverside County, California.

THE BANK OF HEMET                                __________________________
"Employer"                                       "Executive"




--------------------------                       --------------------------
John J. McDonough
Chairman of the Board

                                      SCHEDULE A


NUMBER OF COMPLETE
 YEARS OF SERVICE                                              APPLICABLE
WHICH HAVE ELAPSED                                             PERCENTAGE
-------------------                                            -----------
  1 or more years                                                 100%


                                      SCHEDULE B

                               BENEFICIARY DESIGNATION

TO:  THE ADMINISTRATOR OF
     THE BANK OF HEMET
     EXECUTIVE SALARY CONTINUATION AGREEMENT

Pursuant to the provisions of my Executive Salary Continuation Agreement with The Bank of Hemet permitting the designation of a beneficiary or beneficiaries by a participant, I hereby designate the following persons and entities as primary and secondary beneficiaries of any benefit under said Agreement payable by reason of my death:

NOTE: TO NAME A TRUST AS BENEFICIARY, PLEASE PROVIDE THE NAME OF THE TRUSTEE AND THE EXACT DATE OF THE TRUST AGREEMENT.

IN THE EVENT THE PRIMARY BENEFICIARY IS NOT THE SPOUSE OF THE EXECUTIVE, THE SPOUSE OF THE EXECUTIVE WILL NEED TO SIGN THE SPOUSAL CONSENT BELOW AND SUCH SIGNATURE MUST BE NOTARIZED.

PRIMARY BENEFICIARY:



-------------------                ----------------              --------------
     Name                               Address                   Relationship


SECONDARY (CONTINGENT) BENEFICIARY:
--------------------------------------------

-------------------                ----------------              --------------
     Name                                    Address              Relationship

THE RIGHT TO REVOKE OR CHANGE ANY BENEFICIARY DESIGNATION IS HEREBY RESERVED. ANY PRIOR DESIGNATION OF PRIMARY BENEFICIARIES AND SECONDARY BENEFICIARIES IS HEREBY REVOKED.

The Administrator shall pay all sums payable under the Agreement by reason of my death to the Primary Beneficiary, if he or she survives me, and if no Primary Beneficiary shall survive me, then to the Secondary Beneficiary, and if no named beneficiary survives me, then the Administrator shall pay all amounts in accordance with the terms of my Executive Salary Continuation Agreement. In the event that a named beneficiary survives me and dies prior to receiving the entire benefit payable under said Agreement then and in that event, the remaining unpaid benefit payable according to the terms of my Executive Salary Continuation Agreement shall be payable to the personal representatives of the estate of said beneficiary who survived me but died prior to receiving the total benefit provided by my Executive Salary Continuation Agreement.

                                  ________________
                                    "Executive"


Dated:  3/22/95
      -------------                               -------------------------

                                     SCHEDULE B

                              BENEFICIARY DESIGNATION

TO:  THE ADMINISTRATOR OF
     THE BANK OF HEMET
     EXECUTIVE SALARY CONTINUATION AGREEMENT

Pursuant to the provisions of my Executive Salary Continuation Agreement with The Bank of Hemet permitting the designation of a beneficiary or beneficiaries by a participant, I hereby designate the following persons and entities as primary and secondary beneficiaries of any benefit under said Agreement payable by reason of my death:

NOTE: TO NAME A TRUST AS BENEFICIARY, PLEASE PROVIDE THE NAME OF THE TRUSTEE AND THE EXACT DATE OF THE TRUST AGREEMENT.

IN THE EVENT THE PRIMARY BENEFICIARY IS NOT THE SPOUSE OF THE EXECUTIVE, THE SPOUSE OF THE EXECUTIVE WILL NEED TO SIGN THE SPOUSAL CONSENT BELOW AND SUCH SIGNATURE MUST BE NOTARIZED.

PRIMARY BENEFICIARY:



-------------------                ----------------              --------------
     Name                               Address                   Relationship

SECONDARY (CONTINGENT) BENEFICIARY:
-----------------------------------

-------------------                ----------------              --------------
     Name                               Address                   Relationship


THE RIGHT TO REVOKE OR CHANGE ANY BENEFICIARY DESIGNATION IS HEREBY RESERVED. ANY PRIOR DESIGNATION OF PRIMARY BENEFICIARIES AND SECONDARY BENEFICIARIES IS HEREBY REVOKED.

The Administrator shall pay all sums payable under the Agreement by reason of my death to the Primary Beneficiary, if he or she survives me, and if no Primary Beneficiary shall survive me, then to the Secondary Beneficiary, and if no named beneficiary survives me, then the Administrator shall pay all amounts in accordance with the terms of my Executive Salary Continuation Agreement. In the event that a named beneficiary survives me and dies prior to receiving the entire benefit payable under said Agreement then and in that event, the remaining unpaid benefit payable according to the terms of my Executive Salary Continuation Agreement shall be payable to the personal representatives of the estate of said beneficiary who survived me but died prior to receiving the total benefit provided by my Executive Salary Continuation Agreement.

                                  _______________
                                    "EXECUTIVE"

Dated:   3/22/95
      --------------                              -------------------------

                               FORM OF AMENDMENT NO. 1
                                          TO
                    EXECUTIVE SALARY CONTINUATION AGREEMENT (JAQUA)



     This Amendment No. 1 to the Executive Salary Continuation Agreement ("Amended Agreement") is made and entered into as of this 16th day of July, 1998 by and between The Bank of Hemet, a California banking corporation (the "Employer") and ______________, an individual residing in the State of California (hereinafter referred to as "Executive").


                              RECITALS AND UNDERTAKINGS

     A. WHEREAS, the Executive is an employee of the Employer and is serving as its President and Chief Executive Officer;

     B. WHEREAS, the Executive's experience and knowledge of the affairs of the Employer and the banking industry are extensive and valuable;

     C. WHEREAS, the Employer has provided Executive with certain salary continuation benefits as set forth in the Salary Continuation Agreement ("Original Agreement") between Employer and Executive dated March 21, 1998; and

     D. WHEREAS, Executive has further shown his value to the Employer since the date of the Original Agreement, it is deemed to be in the best interests of the Employer to amend this agreement to provide that no "golden parachute" payments will be made.

     NOW, THEREFORE, the parties hereto agree to amend the Original Agreement as follows:

          1. A new Section 12A is added to the Original Agreement and shall read in the entirety as follows:

               12A. NO PAYMENT OF BENEFITS RESULTING IN GOLDEN
          PARACHUTE TAXES UNDER SECTION 280G OF THE CODE. No payment shall be made to Executive pursuant to this Agreement to the extent that such payment when aggregated with all other payments considered for purposes of calculating a parachute payment results in an excess parachute payment as defined under Section 280G of the Code. Furthermore to the extent that the Internal Revenue Service or other applicable governmental taxing authority determines that there has been an "excess parachute payment" and a notice of deficiency or similar notice has been issued, then the Employer or its successor agrees to pay all expenses associated with professional fees (legal and tax accounting) in connection with the protest, challenge, and defense of any such notice and the appeal of any decision on such matter. The Employer or its successor agrees not to settle the matter short of the appellate level without the written consent of the Executive. In the event that the Internal Revenue Service or other applicable governmental taxing authority ultimately determines that, in fact, there has been an "excess parachute payment" by the Employer, then the amount necessary to reduce the total payments such that there would be no "excess parachute payment" would be immediately and retroactively characterized as a loan from the Employer or its successor to Executive with interest at a rate equal to the ten year Treasury Bond (or if the Employer or its successor is a bank subject to Regulation O then the loan shall be at substantially the same terms as credit underwriting procedures that are not less stringent than, those prevailing at the time the loan would have been made for comparable transactions of the Employer or its successor and shall be subject to the other conditions of Regulation O). The loan shall be subject to repayment at the demand of the Employer or its successor.


          2. Except as amended hereby, the provisions of the Original Agreement remain in full force and effect and the enforceability thereof is not affected by this Amended Agreement.


     IN WITNESS WHEREOF, the parties to this Amended Agreement have duly executed this Amended Agreement as of the day and year first above written.

                         THE BANK OF HEMET



                         By:
                             ---------------------------------
                               John J. McDonough, Chairman



                         ----------------------------



                         By:
                             ---------------------------------

                                FORM OF AMENDMENT NO. 2
                                          TO
                    EXECUTIVE SALARY CONTINUATION AGREEMENT (JAQUA)



     This Amendment No. 2 to the Executive Salary Continuation Agreement ("Amended Agreement") is made and entered into as of this 29th day of July, 1998 by and between The Bank of Hemet, a California banking corporation (the "Employer") and _______________, an individual residing in the State of California (hereinafter referred to as "Executive").


                              RECITALS AND UNDERTAKINGS

     A. WHEREAS, the Executive is an employee of the Employer and is serving as its President and Chief Executive Officer;

     B. WHEREAS, the Executive's experience and knowledge of the affairs of the Employer and the banking industry are extensive and valuable;

     C. WHEREAS, the Employer has provided Executive with certain salary continuation benefits as set forth in the Salary Continuation Agreement ("Original Agreement") between Employer and Executive dated March 21, 1995; and amended on July 16, 1998; and

     D. WHEREAS, Employer and Executive desire to adopt a specific procedure to determine the present value of the Annual Benefit for a fifteen (15) year period in the event Executive terminates employment with Employer after a sale of Business.

     NOW, THEREFORE, the parties hereto agree to amend the Original Agreement as follows:

          1. Section 5-2 is amended to the Original Agreement and shall read in the entirety as follows:

               5.2 TERMINATION IN A SALE OF BUSINESS. In the event there is a Sale of Business, the Executive shall be entitled to be paid in a lump sum the present value (using the annual discount rate equal to the annual interest rate of a ten year treasury bond) of the Annual Benefit for a period of fifteen (15) years with the Applicable Percentage being 100% to be paid on the first day of each month, beginning with the month following the month in which the Executive for any reason terminates employment with Employer or a successor of Employer after a Sale of Business.

          The annual interest rate of a ten year treasury bond will be the yield on the 10 Year Treasury Note as shown in the "Morning Economic Notes" provided daily to Employer by Paine Webber on the date of the Sale of Business. In the event this source is no longer available on the date of the Sale of Business, then the source of the rate will be selected by mutual agreement of the Employer and Executive.

          The payment of the lump sum will be made to the Executive by the Employer via wire transfer to the Executive's choice of bank account as soon as practicable after the earlier of a) the Sale of Business (assuming the Executive's termination date has been contractually or officially established by the Employer), or b) the effective date of the Executive's termination by Employer or a successor of Employer after a Sale of Business.

          2. Except as amended hereby, the provisions of the Original Agreement remain in full force and effect and the enforceability thereof is not affected by this Amended Agreement.

     IN WITNESS WHEREOF, the parties to this Amended Agreement have duly executed this Amended Agreement as of the day and year first above written.

                         THE BANK OF HEMET



                         By:  /s/ John J. McDonough
                             --------------------------------
                                John J. McDonough, Chairman



                          --------------------------





                             --------------------------------


                                          2